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EXHIBIT 21.1

SUBSIDIARIES OF ARBOR REALTY TRUST, INC.

Arbor Realty GPOP, Inc., a Delaware corporation

Arbor Realty LPOP, Inc., a Delaware corporation

Arbor Realty Limited Partnership, a Delaware limited partnership

Arbor Realty SR, Inc., a Maryland corporation

Arbor Realty Funding, LLC, a Delaware limited liability company

Arbor Realty Member LLC, a Delaware limited liability company

ART 450 LLC, a Delaware limited liability company

ARMS 2004-1 Equity Holdings LLC, a Delaware limited liability company

Arbor Realty Mortgage Securities Series 2004-1 LLC, a Delaware limited liability company

Arbor Realty Mortgage Securities Series 2004-1, Ltd., a Cayman Islands exempted company with limited liability

Arbor Realty Collateral Management, LLC, a Delaware limited liability company

AC Flushing, LLC, a New York limited liability company

AR Prime Holdings LLC, a Delaware limited liability company

Arbor Realty Mortgage Securities Series 2005-1 Ltd., a Cayman Islands exempted company with limited liability

Arbor Realty Mortgage Securities Series 2005-1 LLC, a Delaware limited liability company

ARMS 2005-1 Equity Holdings LLC, a Delaware limited liability company

ARSR TRS Holdings LLC (formerly Arbor Toy LLC), a Delaware limited liability company (TRS)

ARMS 2006-1 Equity Holdings LLC, a Delaware limited liability company

Arbor Realty Mortgage Securities Series 2006-1 LLC, a Delaware limited liability company

Arbor Realty Mortgage Securities Series 2006-1, Ltd., a Cayman Islands exempted company with limited liability

Arbor Realty Participation LLC, a Delaware limited liability company

ART 823 LLC, a Delaware limited liability company (TRS)

ARSR Tahoe LLC, a Delaware limited liability company

ARSR Jacksonville LLC, a Delaware limited liability company

ARSR Alpine LLC, a Delaware limited liability company (TRS)

Arbor ESH Holdings LLC, a Delaware limited liability company

ARSR Grand Reserve LLC, a Delaware limited liability company

Ashley Court—Fort Wayne LLC, an Indiana limited liability company

Richland Terrace Apts. LLC, a South Carolina limited liability company

Arbor Capital Trust III, a Delaware Statutory Trust

Arbor Capital Trust VII, a Delaware Statutory Trust

JT Prime LLC, a Delaware limited liability company

WRGS LLC, a Delaware limited liability company

ABT ESI LLC, a Delaware limited liability company

Arbor CM LLC, a Delaware limited liability company

ARSR Solutions LLC, a Delaware limited liability company

Nottingham Village LLC, an Indiana limited liability company

Windrush Village Tall LLC, a Florida limited liability company

AREO St. Louis LLC, a Delaware limited liability company

Long Beach Property Investment Opportunities LLC, a Delaware limited liability company

Harwood New Venture LLC, a Delaware limited liability company

Heritage Partners Holding LLC, a Delaware limited liability company

Arbor Bear Canyon Holdings LLC, a Delaware limited liability company

420 Fifth Associates LLC, a Delaware limited liability company

Daytona Beach Six, LLC, a Delaware limited liability company

ARSR West Shore LLC, a Delaware limited liability company

BR Norwich Unit Owner LLC, a Delaware limited liability company

ARSR Stonegate LLC, a Delaware limited liability company

Arbor Water Street Properties LLC, a Delaware limited liability company

GA Portfolio LLC, a Delaware limited liability company

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  EXHIBIT 21.1
SUBSIDIARIES OF ARBOR REALTY TRUST, INC.